As filed with the Securities and Exchange Commission on May 16, 2008.

Registration No. 333-138542

Registration No. 333-107636

Registration No. 333-101025

Registration No. 333-43330

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PACWEST BANCORP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	33-0885320
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

PACWEST BANCORP 2003 STOCK INCENTIVE PLAN, AS AMENDED
FIRST COMMUNITY BANCORP STOCK INCENTIVE PLAN

(Full Title of Plans)

401 West “A” Street

San Diego, California  92101

(619) 233-5588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jared M. Wolff

Executive Vice President, General Counsel and Secretary

10250 Constellation Boulevard, Suite 1640

Los Angeles, California  90067

(310) 728-1023

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Patrick S. Brown
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California  90067
(310) 712-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
See Below (1)	NA	NA	NA	NA

(1)   No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements on Form S-8 (File Nos. 333-138542, 333-107636, 333-101025 and 333-43330).  Therefore no further registration fee is required.

This Post Effective Amendment to Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

Post-Effective Amendment No. 1 to Form S-8

EXPLANATORY STATEMENT

Reincorporation; Assumption of Registration Statement

This Post-Effective Amendment is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Amendment No. 1 to the registration statements on Form S-8 (File Nos. 333-138542, 333-107636, 333-101025 and 333-43330) (collectively, the “Registration Statements”) by First Community Bancorp, a California corporation (“First Community”) and the predecessor of PacWest Bancorp, a Delaware corporation (“PacWest” or the “Registrant”), relating to the PacWest Bancorp 2003 Stock Incentive Plan, as amended (formerly know as the First Community Bancorp 2003 Stock Incentive Plan) and the First Community Bancorp Stock Incentive Plan (the “Stock Plans”).  PacWest succeeded to the interests of First Community following a reincorporation effected pursuant to an Agreement and Plan of Merger, dated as of March 25, 2008 (the “Merger Agreement”), between PacWest and First Community. The Merger Agreement provided for, among other things, the merger of First Community with and into PacWest, a wholly owned subsidiary of First Community (the “Merger”). The Merger Agreement was approved by the shareholders of First Community at a special meeting of shareholders on April 23, 2008 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a result of the Merger, upon the effective date of the Merger, (1) each outstanding share of First Community common stock, no par value, was automatically converted into one share of common stock, $0.01 par value, of the Registrant; and (2) each outstanding and unexercised option or other right to purchase or receive or security convertible into First Community common stock became an option or right to purchase or receive or a security convertible into the Registrant common stock on the basis of one share of the Registrant common stock for each share of First Community common stock issuable pursuant to any such option, right to purchase or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such First Community option, stock purchase right or convertible security.  Immediately prior to the consummation of the Merger, the Registrant had nominal assets and liabilities.

In accordance with Rule 414 under the Securities Act, the Registrant, as successor issuer to First Community, hereby expressly adopts this Registration Statement as its own for all purposes of the Securities Act and the Exchange Act. The applicable registration fees were paid at the time of the original filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)   First Community’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 28, 2008;

(b)   First Community’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on  May 12, 2008;

(c)   First Community’s Current Reports on Form 8-K filed with the Commission on January 9, 2008, January 23, 2008, March 10, 2008, April 1, 2008 and May 14, 2008 (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules);

(d)   The description of the common stock contained in Current Report Form 8-K filed May 14, 2008 (File No.
00-30747), including any amendment or report filed for the purpose of updating such description; and

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon for the Registrant by Jared M. Wolff, its Executive Vice President, General Counsel and Corporate Secretary.  As of May 15, 2008, Jared M. Wolff beneficially owned 1,819 shares of the Registrant’s common stock.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that these provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of stockholders or otherwise.

Article IX of the Certificate of Incorporation of PacWest, as amended (the “Certificate”) provides that the corporation is authorized to indemnify any person serving as director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permissible under Delaware law. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to the company. These provisions also do not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

Article VI of the Bylaws of PacWest provides that PacWest shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of PacWest or serves or served at the request of PacWest any other enterprise as a director, officer or employee.  Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by PacWest promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by PacWest.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. PacWest is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of PacWest Bancorp, a Delaware corporation, as amended (Exhibit 3.1 of Form 8-K filed on May 14, 2008 and incorporated herein by reference).

4.2	Bylaws of PacWest Bancorp, a Delaware corporation (Exhibit 3.2 of Form 8-K filed on May 14, 2008 and incorporated herein by reference).

5.1	Opinion of Jared M. Wolff, Esq. as to the validity of the Common Stock.

23.1	Consent of KPMG LLP (independent auditors for PacWest Bancorp).

23.2	Consent of Jared M. Wolff, Esq. (included in his opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

Item 9.    Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15th day of May, 2008.

PACWEST BANCORP

By	/s/ JARED M. WOLFF
	Name:	Jared M. Wolff
	Title:	Executive Vice President,
General Counsel and Secretary

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew P. Wagner, Victor R. Santoro and Jared M. Wolff, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. EGGEMEYER, III
John M. Eggemeyer, III	Director and Chairman of the Board	May 15, 2008

/s/ MATTHEW P. WAGNER
Matthew P. Wagner	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2008

/s/ VICTOR R. SANTORO
Victor R. Santoro	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2008

/s/ MARK N. BAKER
Mark N. Baker	Director	May 15, 2008

/s/ GARY W. DEEMS
Gary W. Deems	Director	May 15, 2008

/s/ STEPHEN M. DUNN
Stephen M. Dunn	Director	May 15, 2008

/s/ BARRY C. FITZPATRICK
Barry C. Fitzpatrick	Director	May 15, 2008

/s/ GEORGE L. LANGLEY
George E. Langley	Director	May 15, 2008

/s/ SUSAN E. LESTER
Susan E. Lester	Director	May 15, 2008

/s/ TIMOTHY B. MATZ
Timothy B. Matz	Director	May 15, 2008

/s/ ARNOLD W. MESSER
Arnold W. Messer	Director	May 15, 2008

/s/ DANIEL B. PLATT
Daniel B. Platt	Director	May 15, 2008

/s/ ROBERT A. STINE
Robert A. Stine	Director	May 15, 2008

/s/ DAVID S. WILLIAMS
David S. Williams	Director	May 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of PacWest Bancorp, a Delaware corporation, as amended (Exhibit 3.1 of Form 8-K filed on May 14, 2008 and incorporated herein by reference).

4.2	Bylaws of PacWest Bancorp, a Delaware corporation (Exhibit 3.2 of Form 8-K filed on May 14, 2008 and incorporated herein by reference).

5.1	Opinion of Jared M. Wolff, Esq. as to the validity of the Common Stock.

23.1	Consent of KPMG LLP (independent auditors for PacWest Bancorp).

23.2	Consent of Jared M. Wolff, Esq. (included in his opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).